Essential Retail. Smart Locations. ® Quarterly Financial Supplemental Quarter Ended September 30, 2021

Table of Contents Introductory Notes i Earnings Release iv Financial Information Summary Financial Information 1 Accounts Receivable Collections 1 Condensed Consolidated Balance Sheets 2 Condensed Consolidated Statements of Operations and Comprehensive Income (Loss) 3 Condensed Consolidated Supplemental Details of Assets and Liabilities 4 Condensed Consolidated Supplemental Details of Operations 5 Same Property Net Operating Income 6 Reconciliation of Non-GAAP Measures and Capital Expenditures 7 Summary of Outstanding Debt 8 Joint Venture Financial Information 9 Portfolio and Leasing Overview Markets & Tenant Size 12 Top 25 Tenants by ABR 13 Comparable & Non-Comparable Lease Statistics 14 Tenant Lease Expirations 15 Investment Summary Acquisitions and Dispositions 16 Development Pipeline 17 Property Summary 18 Components of Net Asset Value as of September 30, 2021 20 Glossary of Terms 21

About InvenTrust InvenTrust Properties Corp. (“we,” the “Company,” “our,” “us,” "IVT," or "InvenTrust") is a premier Sun Belt, multi-tenant essential retail REIT that owns, leases, redevelops, acquires and manages grocery anchored neighborhood and community centers as well as high-quality power centers that often have a grocery component. The Company continues to execute its strategy by investing in Sun Belt markets in assets with an essential retail profile, while exhibiting focused and disciplined capital allocation. A trusted, local operator bringing real estate expertise to its tenant relationships, IVT has built a strong reputation with market participants across its portfolio. IVT is also committed to leadership in environmental, social and governance (ESG) practices and has been a Global Real Estate Sustainability Benchmark (“GRESB”) member since 2018. The enclosed information should be read in conjunction with our filings with the U.S. Securities and Exchange Commission (“SEC”), including, but not limited to, our Form 10-Qs filed quarterly and Form 10-Ks filed annually. Additionally, the enclosed information does not purport to disclose all items required under Generally Accepted Accounting Principles (“GAAP”). Cautionary Note About Forward-Looking Statements Forward-Looking Statements in this earnings release and supplemental disclosure, which are not historical facts, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that are not historical, including statements regarding management’s intentions, beliefs, expectations, representations, plans or predictions of the future and are typically identified by words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue,” “objective,” “goal,” “strategy,” “likely,” “will,” “would,” “should,” "outlook," "guidance" and variations of these terms and similar expressions, or the negative of these terms or similar expressions. Such forward-looking statements are necessarily based upon estimates and assumptions that, while considered reasonable by us and our management, are inherently uncertain. The following factors, among others, could cause actual results and financial position and timing of certain events to differ materially from those described in the forward-looking statements: the effects and duration of the COVID-19 pandemic; interest rate movements; local, regional, national and global economic performance; competitive factors; the impact of e-commerce on the retail industry; future retailer store closings; retailer consolidation; retailers reducing store size; retailer bankruptcies; the Company's ability to meet and then maintain the listing requirements of a national securities exchange; government policy changes; and any material market changes and trends that could affect the Company’s business strategy. For further discussion of factors that could materially affect the outcome of our forward-looking statements and our future results and financial condition, see the Risk Factors included in InvenTrust’s most recent Annual Report on Form 10-K, as updated by any subsequent Quarterly Report on Form 10-Q, in each case as filed with the SEC. InvenTrust intends that such forward-looking statements be subject to the safe harbors created by Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, except as may be required by applicable law. We caution you not to place undue reliance on any forward-looking statements, which are made as of the date of this earnings release and supplemental disclosure. We undertake no obligation to update publicly any of these forward-looking statements to reflect actual results, new information or future events, changes in assumptions or changes in other factors affecting forward-looking statements, except to the extent required by applicable laws. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements. Notice Regarding Non-GAAP Financial Measures In addition to GAAP measures, this earnings release and supplemental disclosure contains and refers to certain non- GAAP measures. We do not consider our non-GAAP measures included in our Glossary of Terms to be alternatives to measures required in accordance with GAAP. Certain non-GAAP measures should not be viewed as an alternative Introductory Notes i

Introductory Notes ii measure of our financial performance as they may not reflect the operations of our entire portfolio, and they may not reflect the impact of general and administrative expenses, depreciation and amortization, interest expense, other income (expense), or the level of capital expenditures and leasing costs necessary to maintain the operating performance of our properties that could materially impact our results from operations. Additionally, certain non-GAAP measures should not be considered as an indication of our liquidity, nor as an indication of funds available to cover our cash needs, including our ability to fund distributions, and may not be a useful measure of the impact of long-term operating performance on value if we do not continue to operate our business in the manner currently contemplated. Accordingly, non-GAAP measures should be reviewed in connection with other GAAP measurements, and should not be viewed as more prominent measures of performance than net income (loss) or cash flows from operations prepared in accordance with GAAP. Other REITs may use different methodologies for calculating similar non-GAAP measures, and accordingly, our non-GAAP measures may not be comparable to other REITs. Reconciliations of our non-GAAP measures to the most directly comparable GAAP financial measures are included in this earnings release and supplemental disclosure on pages 6 and 7 and definitions of our non-GAAP measures are included in our Glossary of Terms on pages 21 and 22. Pro Rata Financial Information The Company owns a 55% interest in IAGM Retail Fund I, LLC (“IAGM” or “JV”), a joint venture partnership between the Company and PGGM Private Real Estate Fund (“PGGM”). IAGM was formed on April 17, 2013 for the purpose of acquiring, owning, managing, supervising and disposing of retail properties and sharing in the profits and losses from those retail properties and their activities. IAGM is the Company’s sole joint venture and is unconsolidated. Throughout this earnings release and supplemental disclosure, where indicated as “pro rata” the Company has included the results from its share of its JV properties when combined with the Company’s wholly-owned properties, with the exception of property count. The presentation of pro rata financial information has limitations as an analytical tool, which include but are not limited to: (i) amounts shown on individual line items were calculated by applying our overall economic ownership interest percentage determined when applying the equity method of accounting, and may not represent our legal claim to the assets and liabilities, or the revenues and expenses; and (ii) other REITs may use different methodologies for calculating their pro rata interest. Accordingly, pro rata financial information should be reviewed in connection with other GAAP measurements, and should not be viewed as more prominent measures of performance than net income (loss) or cash flows from operations prepared in accordance with GAAP. For additional detail regarding our JV properties, see the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, in each case as filed with the SEC. Reverse Stock Split We effected a one-for-ten reverse stock split effective on August 5, 2021. As a result of the reverse stock split, every ten shares of our issued and outstanding common stock were changed into one share of common stock, with any fractional shares being rounded up to the next higher whole share. The reverse stock split had no material impact to the Company’s stockholders as voting rights per share and percentage ownership interest in the Company remained the same, except for de minimis changes as a result of the elimination of fractional shares. Unless otherwise indicated, the information in this supplement gives effect to the reverse stock split. New York Stock Exchange Listing On October 12, 2021, the Company’s common stock began trading on the New York Stock Exchange ("NYSE") under the ticker symbol "IVT". Subsequent to September 30, 2021, the Company incurred approximately $16.6 million of advisory fees for legal, banking, and other advisory services from the Company's advisors, related to the direct listing. These costs were contingent upon a successful direct listing on the NYSE and will be expensed in fourth quarter 2021.

Introductory Notes iii Availability of Information on InvenTrust Properties Corp.'s Website and Social Media Channels Investors and others should note that InvenTrust routinely announces material information to investors and the marketplace using U.S. Securities and Exchange Commission filings, press releases, public conference calls, webcasts and the InvenTrust investor relations website. The Company uses these channels as well as social media channels (e.g., the InvenTrust Twitter account (twitter.com/inventrustprop); and the InvenTrust LinkedIn account (linkedin.com/ company/inventrustproperties)) as a means of disclosing information about the Company's business to our colleagues, investors, and the public. While not all of the information that the Company posts to the InvenTrust investor relations website or on the Company’s social media channels is of a material nature, some information could be deemed to be material. Accordingly, the Company encourages investors, the media and others interested in InvenTrust to review the information that it shares on www.inventrustproperties.com/investor-relations and on the Company’s social media channels.

iv Contact: Dan Lombardo Vice President of Investor Relations 630-570-0605 dan.lombardo@inventrustproperties.com InvenTrust Properties Corp. Reports 2021 Third Quarter Results DOWNERS GROVE, III – November 1, 2021 – InvenTrust Properties Corp. (“InvenTrust” or the “Company”) (NYSE: IVT) today reported financial and operating results for the period ended September 30, 2021 and provided guidance for 2021. For the three months ended September 30, 2021, the Company reported Net Income of $4.0 million, or $0.06 per basic share, compared to $1.7 million, or $0.02 per basic share, for the three months ended September 30, 2020. Third Quarter 2021 Highlights: • Funds from Operations (“FFO”), as defined by NAREIT, of $0.37 per share • Core FFO for the quarter of $0.38 per share • Pro Rata Same Property Net Operating Income (“NOI”) increased 8.2% for the three month period and 5.0% on year-to-date basis • Leased Occupancy as of September 30, 2021 of 93.5% • Executed 79 leases totaling approximately 700,000 square feet of pro rata GLA at a blended comparable lease spread of 4.8% • Net Debt-to-Adjusted EBITDA of 3.6x at September 30, 2021 • InvenTrust amended its $400.0 million unsecured term loan agreement and its $350.0 million revolving credit facility • Acquired one property from the Company’s unconsolidated joint venture and one outparcel "This is an exciting time for InvenTrust,” commented Daniel (DJ) Busch, President and CEO of InvenTrust. “We are pleased to have executed a successful listing on the NYSE. As we establish ourselves in the publicly-traded market, our Sun Belt concentration is a differentiator amongst the shopping center sector and we believe our platform is in a great position to execute on our growth strategy.” FINANCIAL RESULTS • Net Income for the three months ended September 30, 2021 was $4.0 million, or $0.06 per common share, compared to $1.7 million, or $0.02 per common share, basic and diluted, for the same period in 2020. Net Income for the nine months ended September 30, 2021 was $5.4 million, or $0.08 per common share, compared to a Net Loss of $11.4 million, or $0.16 per common share, for the same period in 2020. • FFO for the three months ended September 30, 2021 was $26.3 million, or $0.37 per common share, as compared to $25.5 million, or $0.35 per share for the same period in 2020. FFO for the nine months ending September 30, 2021 was $74.1 million, or $1.03 per common share, as compared to $69.5 million, or $0.96 per share, for the same period in 2020. • Core FFO of $27.3 million, or $0.38 per share, for the three months ended September 30, 2021 compared to $22.6 million, or $0.31 per share, for the same period in 2020. Core FFO for the nine months ended September 30, 2021 of $73.3 million, or $1.02 per share, compared to $69.9 million, or $0.97 per share, for the same period in 2020. • Pro Rata Same Property NOI for the three months ended September 30, 2021 was $38.6 million, an 8.2% NEWS RELEASE increase, compared to the same period in 2020. For the nine months ended September 30, 2021, Pro Rata Same Property NOI of $108.5 million, or a 5.0% increase, compared to the same period in 2020. DIVIDEND • On October 7, 2021, the Company paid a dividend of $0.1955 per share, an increase of 3% from the same period last year. • On August 5, 2021, the Company announced that the fourth quarter 2021 dividend, to be paid in January 2022, will increase by 5% to $0.2052 per share. PORTFOLIO PERFORMANCE & INVESTMENT ACTIVITY • As of September 30, 2021, the Company’s Leased Occupancy was 93.5%. • Total Junior and Big Box anchor Leased Occupancy, which includes spaces greater than or equal to 10,000 square feet, was 96.7% and Small Shop Leased Occupancy was 87.6%, both up 60 basis points on a sequential basis compared to the previous quarter. • Leased to Economic Occupancy spread of 130 basis points. • Blended re-leasing spreads for comparable new and renewal leases signed in the third quarter were 4.8%. • Annual Base Rent PSF (“ABR”) as of September 30, 2021 for the Pro Rata Combined Portfolio was $18.44, an increase of 1.2% compared to the same period in 2020. Anchor Tenant ABR PSF was $12.29 and Small Shop ABR PSF was $31.06 for the third quarter. • On July 12, 2021, InvenTrust purchased Prestonwood Town Center from the Company’s unconsolidated joint venture for a gross purchase price of $52.8 million. • During the three months ended September 30, 2021, the Company disposed of one single-tenant property for $13.7 million and recognized a gain of $0.6 million. In addition, the Company’s unconsolidated joint venture disposed of one property to a third party for $28.8 million and recognized a gain of $0.4 million, of which the Company’s share was $0.2 million. CAPITAL STRUCTURE • InvenTrust had $512.8 million of total liquidity, as of September 30, 2021, comprised of $162.8 million of Pro Rata Cash and $350.0 million of availability under its Revolving Credit Facility. • The Company has no debt maturing in 2021 and $22.5 million of debt maturing in 2022. • On September 22, 2021, the Company entered into an amendment to its Unsecured Term Loan Agreement, which amended and restated the Company's prior Unsecured Term Loan agreement, and provides for, among other things, an extension of the maturity of its $400.0 million unsecured term loan, and a reallocation of indebtedness under the two outstanding tranches of term loans thereunder. • On September 22, 2021, the Company entered into an amendment to the Revolving Credit Agreement, which provides for an extension of the maturity of the Company's existing $350,000 unsecured revolving line of credit. The Amended Revolving Credit Agreement has a 4-year term with two six-month extension options. • The Company's weighted average interest rate on its consolidated debt as of September 30, 2021 was 2.70% and the weighted average remaining term was 4.6 years. SUBSEQUENT ACTIVITY: New York Stock Exchange Listing • On October 12, 2021, the Company’s common stock began trading on the New York Stock Exchange ("NYSE") under the ticker symbol "IVT". Subsequent to September 30, 2021, the Company incurred approximately $16.6 million of advisory fees for legal, banking, and other advisory services, related to the direct listing. NEWS RELEASE v

"Dutch Auction" Tender Offer • On October 12, 2021, in conjunction with the NYSE listing, the Company commenced a modified "Dutch Auction" tender offer (the "Tender Offer") to purchase for cash up to $100.0 million in value of shares of the Company’s common stock at a price not greater than $28.00 nor less than $25.00 per share, net to the seller in cash, less any applicable withholding of taxes and without interest. The Tender Offer is expected to expire at 12:00 midnight, New York City Time, on November 8, 2021. Tender Offer results will be made available via press release. Austin Acquisition Under Contract • On October 22, 2021, a wholly owned subsidiary of InvenTrust entered into a purchase and sale agreement to purchase two assets in Austin, Texas - Escarpment Village and Arbor Trails Shopping Center. The purchase of the properties, if successful, is expected to be completed in early 2022. The purchase of the assets is subject to customary due diligence and closing conditions, and no assurances can be given that the acquisitions will be completed in accordance with the anticipated timing or at all. 2021 OUTLOOK AND GUIDANCE • Net Loss per diluted share $(0.20) to $(0.16) • FFO per share $1.09 to $1.13 • Core FFO per share1 $1.38 to $1.42 • SPNOI Growth 3.25% to 4.75% 1 – Estimated 2021 Core FFO per share, excludes, among other things, advisory fees associated with our NYSE direct listing. These advisory fees represent banker, legal and other advisor fees incurred in connection with our direct listing on October 12, 2021. Note: Acquisitions are not included in the 2021 Outlook and Guidance beyond what has been completed as of the date of this release. 2021 Outlook and Guidance does include two potential and pending dispositions that may be completed by the end of 2021. The Company’s 2021 Outlook and Guidance is based on a number of assumptions that are subject to change and may be outside the control of the Company. If actual results vary from these assumptions, the Company’s expectations may change. There can be no assurances that InvenTrust will achieve these results. CONFERENCE CALL INFORMATION Date: November 2, 2021 Time: 11:00 a.m. ET Dial-in: 1-866-652-5200 Webcast: https://services.choruscall.com/links/ivt211102.html Replay Webcast Archive: https://www.inventrustproperties.com/investor-relations/ A webcast replay will be available shortly after the conclusion of the presentation using the webcast link above. NEWS RELEASE vi

1 Summary Financial Information In thousands, except share information and per square foot amounts Three Months Ended September 30 Nine Months Ended September 30 2021 2020 2021 2020 Financial Results Net income (loss) $ 3,992 $ 1,677 $ 5,391 $ (11,420) Net income (loss) per share 0.06 0.02 0.08 (0.16) FFO (page 7) 26,250 25,528 74,146 69,512 FFO per share 0.37 0.35 1.03 0.96 Core FFO (page 7) 27,320 22,554 73,324 69,883 Core FFO per share 0.38 0.31 1.02 0.97 Pro Rata Same Property NOI (page 6) 38,617 35,693 108,520 103,345 Pro Rata Same Property NOI growth 8.2% 5.0 % Adjusted EBITDA (page 7) 31,630 27,709 86,630 84,782 Dividends declared per share $ 0.20 $ 0.19 $ 0.58 $ 0.57 Aggregate distributions (as a % of Core FFO) 51.0% 60.5% 56.8% 58.1 % As of September 30, 2021 As of December 31, 2020 As of December 31, 2019 As of December 31, 2018 Capital Information Shares outstanding 71,261,403 71,998,634 72,133,143 72,908,254 Pro Rata Outstanding debt, net $ 593,301 $ 688,422 $ 714,053 $ 711,728 Less: Pro Rata Cash (162,817) (249,854) (281,430) (306,419) Pro Rata net debt $ 430,484 $ 438,568 $ 432,623 $ 405,309 Pro Rata Debt Metrics (trailing 12 months) Adjusted EBITDA (trailing 12 months) $ 118,038 $ 116,190 $ 137,233 $ 123,355 Net debt-to-Adjusted EBITDA 3.6x 3.8x 3.2x 3.3x Fixed charge coverage 6.4x 5.5x 2.9x 4.0x Net debt to real estate assets, before depreciation 17.3% 17.7% 17.7% 16.5 % Net debt to total assets, before depreciation 14.8% 14.6% 14.3% 13.1 % Dividend Paid Per Share Liquidity and Credit Facility Q3 2021 $0.1955 Pro Rata Cash $ 162,817 Q2 2021 $0.1955 Available under credit facility 350,000 Q1 2021 $0.1900 Total $ 512,817 Q4 2020 $0.1900 Same Property Same Property Total Three Months Ended September 30 Nine Months Ended September 30 Nine Months Ended September 30 2021 2020 2021 2020 2021 2020 Portfolio Metrics, Pro Rata No. of properties 62 62 60 60 63 65 GLA (square feet) 9,357 9,350 9,186 9,179 9,658 9,689 Economic Occupancy 92.4% 92.7% 92.3% 92.6% 92.2% 92.4 % Leased Occupancy 93.7% 93.9% 93.6% 93.8% 93.5% 93.5 % ABR PSF $18.45 $18.26 $18.55 $18.36 $18.44 $18.22 Accounts Receivable Collections, Pro Rata As of September 30, 2021 For the quarter ended September 30, 2021 June 30, 2021 March 31, 2021 December 31, 2020 September 30, 2020 Collection % 97.1% 98.7% 98.2% 97.9% 96.3% Summary Financial Information In thousands, except share information and per square foot amounts Supplemental Disclosure - Quarter End September 30, 2021 - 1

2 Condensed Consolidated Balance Sheets In thousands, except per share amounts As of September 30, 2021 December 31, 2020 Assets (unaudited) Investment properties Land $ 598,940 $ 577,750 Building and other improvements 1,659,494 1,640,693 Construction in progress 6,361 3,246 Total 2,264,795 2,221,689 Less accumulated depreciation (335,086) (292,248) Net investment properties 1,929,709 1,929,441 Cash, cash equivalents and restricted cash 138,341 223,770 Investment in unconsolidated entities 104,963 109,051 Intangible assets, net 86,266 95,722 Accounts and rents receivable 29,013 28,983 Deferred costs and other assets, net 26,050 20,372 Total assets $ 2,314,342 $ 2,407,339 Liabilities Debt, net $ 502,151 $ 555,109 Accounts payable and accrued expenses 41,638 28,284 Distributions payable 13,933 13,642 Intangible liabilities, net 30,436 34,872 Other liabilities 31,368 36,569 Total liabilities 619,526 668,476 Commitments and contingencies Stockholders' Equity Preferred stock, $0.001 par value — — Common stock, $0.001 par value 71 72 Additional paid-in capital 5,554,596 5,566,902 Distributions in excess of accumulated net income (3,852,190) (3,815,662) Accumulated comprehensive loss (7,661) (12,449) Total stockholders' equity 1,694,816 1,738,863 Total liabilities and stockholders' equity $ 2,314,342 $ 2,407,339 Consolidated Balance Sheets In thousands, except per share amounts Supplemental Disclosure - Quarter End September 30, 2021 - 2

3 Condensed Consolidated Statements of Operations & Comprehensive Income (Loss) In thousands, except per share information Three Months Ended September 30 Nine Months Ended September 30 2021 2020 2021 2020 Income Lease income, net $ 53,965 $ 51,489 $ 154,869 $ 143,491 Other property income 310 177 760 576 Other fee income 863 879 2,770 2,555 Total income 55,138 52,545 158,399 146,622 Operating expenses Depreciation and amortization 21,318 22,170 65,000 66,697 Property operating 8,143 6,677 23,926 19,969 Real estate taxes 8,490 8,940 24,781 24,647 General and administrative 8,782 10,106 29,043 25,688 Direct listing costs 1,704 — 1,704 — Total operating expenses 48,437 47,893 144,454 137,001 Other (expense) income Interest expense, net (3,999) (4,594) (11,956) (14,327) Loss on extinguishment of debt (400) — (400) (2,543) Provision for asset impairment — — — (9,002) Gain on sale of investment properties, net 636 424 1,516 668 Equity in earnings of unconsolidated entities 1,046 951 2,441 1,591 Other income and expense, net 8 244 (155) 2,572 Total other (expense) income, net (2,709) (2,975) (8,554) (21,041) Net income (loss) $ 3,992 $ 1,677 $ 5,391 $ (11,420) Weighted-average common shares outstanding, basic 71,261,403 71,945,847 71,731,832 72,072,252 Weighted-average common shares outstanding, diluted 71,395,625 72,009,209 71,802,082 72,072,252 Net income (loss) per common share, basic and diluted $ 0.06 $ 0.02 $ 0.08 $ (0.16) Distributions declared per common share outstanding $ 0.20 $ 0.19 $ 0.58 $ 0.57 Distributions paid per common share outstanding $ 0.20 $ 0.19 $ 0.58 $ 0.56 Comprehensive income (loss) Net income (loss) $ 3,992 $ 1,677 $ 5,391 $ (11,420) Unrealized (loss) gain on derivatives (195) (25) 1,560 (16,498) Reclassification to net income (loss) 1,102 1,043 3,228 1,643 Comprehensive income (loss) $ 4,899 $ 2,695 $ 10,179 $ (26,275) Consolidated Statements of Operations and Comprehensive Income (Loss) In thousands, except per share information Supplemental Disclosure - Quarter End September 30, 2021 - 3

4 Condensed Consolidated Supplemental Details of Assets and Liabilities In thousands As of September 30, 2021 December 31, 2020 Accounts and rents receivable Billed base rent, recoveries, and other revenue $ 13,251 $ 15,122 Straight-line rent receivables 15,762 13,861 Total 29,013 28,983 Deferred cost and other assets, net Lease commissions, net 12,065 10,732 Other assets 3,794 3,428 Deferred costs, net 3,357 2,900 Loan fees, net 4,020 1,512 Right of use assets, net 2,814 1,800 Total 26,050 20,372 Other liabilities Deferred revenues 6,877 7,235 Other liabilities 2,193 3,113 Unearned income 5,842 6,417 Security deposits 5,317 4,996 Operating lease liabilities 3,169 1,976 Financing lease liabilities 362 673 Fair value of derivatives 7,608 12,159 Total $ 31,368 $ 36,569 Consolidated Supplemental Details of Assets and Liabilities In thousands Supplemental Disclosure - Quarter End September 30, 2021 - 4

5 Condensed Consolidated Supplemental Details of Operations In thousands Three Months Ended September 30 Nine Months Ended September 30 2021 2020 2021 2020 Revenues * Base rent $ 32,390 $ 31,692 $ 94,997 $ 96,610 * Real estate tax recoveries 7,538 8,148 21,813 22,159 * CAM, insurance, and other recoveries 5,937 5,457 17,705 15,762 * Ground rent income 3,315 3,259 9,829 9,721 Above/below market rent and lease inducement amortization, net 1,019 2,915 3,404 5,763 * Short-term and other lease income 758 418 2,479 1,762 Straight-line rent adjustment, net 1,005 1,258 2,496 1,940 Termination fee income 173 304 368 544 Provision for uncollectible straight-line rent (372) (929) (594) (2,979) * Provision for uncollectible billed rent and recoveries (51) (1,220) (1,633) (8,178) * Reversal of uncollectible billed rent and recoveries 2,253 187 4,005 387 Lease income, net 53,965 51,489 154,869 143,491 * Other property income 310 177 760 576 JV property management fee 471 536 1,546 1,549 JV asset management fee 292 271 859 827 JV leasing commissions 100 72 365 179 Other fee income 863 879 2,770 2,555 Total income 55,138 52,545 158,399 146,622 Operating Expenses Depreciation and amortization 21,318 22,170 65,000 66,697 * Property operating and maintenance expenses 8,143 6,677 23,926 19,526 Termination fee expense — — — 443 Property operating expenses 8,143 6,677 23,926 19,969 * Real estate taxes 8,490 8,940 24,781 24,647 General and administrative expenses 7,282 9,140 23,860 24,065 Stock based compensation 2,163 1,667 7,143 3,709 Capitalized direct development compensation costs (663) (701) (1,960) (2,086) General and administrative expenses 8,782 10,106 29,043 25,688 Direct listing costs 1,704 — 1,704 — Total operating expenses $ 48,437 $ 47,893 $ 144,454 $ 137,001 * Component of Net Operating Income Consolidated Supplemental Details of Operations In thousands Supplemental Disclosure - Quarter End September 30, 2021 - 5

6 Same Property Net Operating Income Pro Rata, in thousands Income Base rent $ 31,183 $ 31,497 $ 92,031 $ 94,544 Real estate tax recoveries 7,294 8,147 21,280 21,917 CAM, insurance, and other recoveries 5,778 5,487 17,067 15,486 Ground rent income 3,254 3,246 9,479 9,453 Short-term and other lease income 861 433 2,500 1,689 Provision for uncollectible billed rent and recoveries (51) (1,220) (1,633) (8,175) Reversal of uncollectible billed rent and recoveries 2,259 68 3,972 387 Other property income 311 181 758 554 Total income 50,889 47,839 145,454 135,855 Operating Expenses Property operating expenses 7,813 6,690 23,118 19,093 Real estate taxes 8,179 8,940 24,167 24,180 Total operating expenses 15,992 15,630 47,285 43,273 Same Property NOI 34,897 32,209 98,169 92,582 JV Same Property NOI 3,720 3,484 10,351 10,763 Pro Rata Same Property NOI $ 38,617 $ 35,693 $ 108,520 $ 103,345 Three Months Ended September 30 Nine Months Ended September 30 2021 2020 2021 2020 % Change over Prior Period 8.2% 5.0 % Same Property count 62 60 Reconciliation of Net Income (Loss) to Pro Rata Same Property NOI Net income (loss) $ 3,992 $ 1,677 $ 5,391 $ (11,420) Adjustments to reconcile to non-GAAP metrics: Other income and expense, net (8) (244) 155 (2,572) Equity in earnings of unconsolidated entities (1,046) (951) (2,441) (1,591) Interest expense, net 3,999 4,594 11,956 14,327 Loss on extinguishment of debt 400 — 400 2,543 Gain on sale of investment properties, net (636) (424) (1,516) (668) Provision for asset impairment — — — 9,002 Depreciation and amortization 21,318 22,170 65,000 66,697 General and administrative 8,782 10,106 29,043 25,688 Direct listing costs 1,704 — 1,704 — Other fee income (863) (879) (2,770) (2,555) Adjustments to NOI (a) (1,825) (3,548) (5,674) (4,825) NOI 35,817 32,501 101,248 94,626 NOI from other investment properties (920) (292) (3,079) (2,044) Same Property NOI 34,897 32,209 98,169 92,582 JV Same Property NOI at share 3,720 3,484 10,351 10,763 Pro Rata Same Property NOI $ 38,617 $ 35,693 $ 108,520 $ 103,345 (a) Adjustments to NOI include termination fee income and expense and GAAP rent adjustments. Same Property Net Operating Income Pro Rata, in thousands Supplemental Disclosure - Quarter End September 30, 2021 - 6

7 Reconciliation of Non-GAAP Measures and Capital Expenditures In thousands, except share and per share amounts FFO and Core FFO Three Months Ended September 30 Nine Months Ended September 30 2021 2020 2021 2020 Net income (loss) $ 3,992 $ 1,677 $ 5,391 $ (11,420) Depreciation and amortization related to investment properties 21,107 22,165 64,328 65,726 Provision for asset impairment — — — 9,002 Gain on sale of investment properties, net (636) (424) (1,516) (668) Unconsolidated joint venture adjustments (a) 1,787 2,110 5,943 6,872 FFO Applicable to Common Shares and Dilutive Securities 26,250 25,528 74,146 69,512 Amortization of above and below-market leases and lease inducements, net (1,019) (2,915) (3,404) (5,763) Straight-line rent adjustments, net (633) (329) (1,902) 1,039 Direct listing costs 1,704 — 1,704 — Adjusting items, net (b) 758 217 2,214 4,123 Unconsolidated joint venture adjusting items, net (c) 260 53 566 972 Core FFO Applicable to Common Shares and Dilutive Securities $ 27,320 $ 22,554 $ 73,324 $ 69,883 Weighted average common shares outstanding - basic 71,261,403 71,945,847 71,731,832 72,072,252 Effect of unvested restricted shares (d) 134,222 63,362 70,250 — Weighted average common shares outstanding - diluted 71,395,625 72,009,209 71,802,082 72,072,252 FFO Applicable to Common Shares and Dilutive Securities per share $ 0.37 $ 0.35 $ 1.03 $ 0.96 Core FFO Applicable to Common Shares and Dilutive Securities per share $ 0.38 $ 0.31 $ 1.02 $ 0.97 (a) Represents our share of depreciation, amortization, and gain on sale related to investment properties held in the JV. (b) Adjusting items, net, are primarily related to loss on extinguishment of debt, amortization of debt premiums, discounts, and financing costs, net, depreciation and amortization of corporate assets, and non-operating income and expenses, net, which includes other non-operating revenue and expense items which are not pertinent to measuring on-going operating performance, such as miscellaneous income and settlement income. (c) Represents our share of adjusting items, net, related to the JV. (d) For purposes of calculating non-GAAP per share metrics, the same denominator is used as that which would be used in calculating diluted earnings per share in accordance with GAAP. For the nine months ended September 30, 2020, unvested restricted shares were antidilutive and therefore excluded from the denominator in the diluted net loss per share calculation in accordance with GAAP. EBITDA, Pro Rata Net income (loss) $ 3,992 $ 1,677 $ 5,391 $ (11,420) Interest expense (a) 4,690 5,554 14,385 17,469 Income tax expense (benefit) (a) 74 140 275 (910) Depreciation and amortization (a) 23,325 24,279 71,163 73,569 EBITDA 32,081 31,650 91,214 78,708 Adjustments to reconcile to Adjusted EBITDA (a) Direct listing costs 1,704 — 1,704 — Provision for asset impairment — — — 9,002 Gain on sale of investment properties, net (856) (424) (1,736) (669) Loss on debt extinguishment 518 — 526 2,548 Non-operating income and expense, net (b) (229) (253) (6) (863) Other leasing adjustments (c) (1,588) (3,264) (5,072) (3,944) Adjusted EBITDA $ 31,630 $ 27,709 $ 86,630 $ 84,782 Three Months Ended September 30 Nine Months Ended September 30 2021 2020 2021 2020 (a) Includes our consolidated entities and our pro-rata share of our JV. (b) Non-operating income and expense, net, includes other non-operating revenue and expense items which are not pertinent to measuring ongoing operating performance, such as termination fee expense, miscellaneous income, settlement income, and loss on extinguishment of debt. (c) Other leasing adjustments includes amortization of above and below market leases and straight-line rent adjustments. Capital Expenditures, Pro Rata Three Months Ended September 30 Nine Months Ended September 30 2021 2020 2021 2020 Leasing and Maintenance Capital Expenditures: Tenant improvements $ 1,166 $ 1,474 $ 4,800 $ 5,703 Leasing commissions 1,056 — 3,501 1,122 Maintenance capital expenditures 2,877 235 6,578 2,994 Total leasing and maintenance capital expenditures 5,099 1,709 14,879 9,819 Investment in development and redevelopment projects 1,155 417 4,421 2,888 Grand total $ 6,254 $ 2,126 $ 19,300 $ 12,707 Reconciliation of Non-GAAP Measures and Capital Expenditures Supplemental Disclosure - Quarter End September 30, 2021 - 7

Summary of Outstanding Debt

In thousands

	Balance as of September 30, 2021	Ratio	Weighted Average Interest Rate	Weighted Average Years to Maturity
Fixed rate secured debt	$ 106,288	21%	4.07%	2.1
Fixed rate unsecured debt	300,000	59%	2.68%	5.1
Variable rate unsecured debt	100,000	20%	1.29%	5.5
Issuance costs, net of accumulated amortization	(4,137)	n/a	n/a	n/a
Total consolidated debt, net	$ 502,151	100%	2.70%	4.6

Schedule of Maturities by Year

	Fixed Rate		Variable Rate			
Maturity Year	Secured Debt	Unsecured Debt	Unsecured Debt	Total Consolidated Debt	Total JV Debt at 100% [(a)]	Total Debt
2021	$ —	$ —	$ —	$ —	$ —	$ —
2022	22,511	—	—	22,511	—	22,511
2023	39,447	—	—	39,447	126,022	165,469
2024	15,700	—	—	15,700	—	15,700
2025	28,630	—	—	28,630	22,880	51,510
Thereafter	—	300,000	100,000	400,000	17,800	417,800
Issuance costs, net of amortization	—	—	—	(4,137)	(974)	(5,111)
Total	$ 106,288	$ 300,000	$ 100,000	$ 502,151	$ 165,728	$ 667,879

(a) Weighted average term for JV debt, of which our share is 55%, is 2.5 years and weighted average rate is 2.66%. The 2023 maturities for JV debt are not inclusive of extension options available to the JV.

Debt Maturities as of September 30, 2021

	Maturity Date	Interest Rate	Interest Rate Type	Balance
Mortgages Payable				
Pavilion at La Quinta	6/6/2022	4.58%	Fixed	$ 22,511
Renaissance Center II	4/6/2023	3.49%	Fixed	14,198
University Oaks Shopping Center	1/6/2023	4.10%	Fixed	25,249
The Shops at Walnut Creek	9/1/2025	3.85%	Fixed	28,630
Total				90,588
Pooled Mortgages Payable				
Plantation Grove	6/5/2024	4.24%	Fixed	7,300
Suncrest Village	6/5/2024	4.24%	Fixed	8,400
Total				15,700
Total mortgages payable				106,288
Term loans				
$200.0 million 5 year - swapped to fixed rate	9/22/2026	2.68%	Fixed [(a)]	100,000
$200.0 million 5 year - swapped to fixed rate	9/22/2026	2.68%	Fixed [(a)]	100,000
$200.0 million 5.5 year - swapped to fixed rate	3/22/2027	2.69%	Fixed [(a)]	50,000
$200.0 million 5.5 year - swapped to fixed rate	3/22/2027	2.70%	Fixed [(a)]	50,000
$200.0 million 5.5 year - variable rate	3/22/2027	1.29%	Variable [(b)]	100,000
Total				400,000
Grand total				$ 506,288

(a) Of our four interest rate swap agreements, two each have a notional amount of $100.0 million, an effective date of December 2, 2019, a termination date of December 21, 2023, and achieve a fixed interest rate of 2.68%. The other two agreements each have a notional amount of $50.0 million, an effective date of December 2, 2019, a termination date of June 21, 2024, and achieve fixed interest rates of 2.69% and 2.70%.

(b) Interest rate reflects 1-Month LIBOR plus 1.20% effective September 1, 2021.

Unsecured Debt Facility Covenants (trailing 12 months)

		For the quarter ended			
Term Loan Covenants:		Q3 2021	Q2 2021	Q1 2021	Q4 2020
Leverage Ratio	< 60.0%	23.7%	26.1%	26.9%	28.4%
Borrower Fixed Charge Coverage Ratio	> 1.50	6.35	6.04	5.70	5.73
Maximum Dividend Payout	< 95%	53.4%	53.5%	59.0%	55.0%
Maximum Secured Recourse Debt	< 10% of Total Asset Value	—%	—%	—%	—%

InvenTrust Properties

8

9 Joint Venture Financial Information In thousands Condensed Balance Sheets As of September 30 2021 December 31 2020 Assets Investment properties Land $ 98,000 $ 127,968 Building and other improvements 297,300 337,862 Construction in progress 1,145 732 Total 396,445 466,562 Less accumulated depreciation (79,854) (79,168) Net investment properties 316,591 387,394 Cash and cash equivalents 44,502 47,426 Intangible assets, net 12,216 13,717 Accounts and rents receivable 4,112 6,150 Deferred costs and other assets, net 5,277 5,160 Total assets $ 382,698 $ 459,847 Liabilities and Equity Mortgages debt, net 165,728 242,388 Accounts payable and accrued expenses 7,248 11,297 Intangible liabilities, net 4,084 4,408 Other liabilities 2,481 3,439 Total liabilities 179,541 261,532 Equity 203,157 198,315 Total liabilities and equity $ 382,698 $ 459,847 Condensed Statement of Operations Three Months Ended September 30 Nine Months Ended September 30 2021 2020 2021 2020 Income Lease income, net $ 10,096 $ 11,831 $ 32,811 $ 34,247 Other property income 88 80 223 202 Total income 10,184 11,911 33,034 34,449 Operating Expenses Depreciation and amortization 3,648 3,837 11,205 12,495 Property operating 1,586 1,984 5,715 5,356 Real estate taxes 1,722 2,267 6,392 6,875 Asset management fee 292 271 859 827 General and administrative 63 59 200 181 Total operating expenses 7,311 8,418 24,371 25,734 Other income (expense) Interest expense, net (1,254) (1,744) (4,415) (5,712) Loss on extinguishment of debt (215) — (229) (8) Gain on sale investment properties, net 12,827 — 12,827 1,741 Other income and expense, net (16) (34) (124) (51) Total other income (expense), net 11,342 (1,778) 8,059 (4,030) Net income $ 14,215 $ 1,715 $ 16,722 $ 4,685 Notes: Financial information on this page and pages 10 and 11 relate to our JV with IAGM and is shown at 100%. See introductory note for additional details. Joint Venture Financial Information In thousands Supplemental Disclosure - Quarter End September 30, 2021 - 9

10 Joint Venture Supplemental Details of Assets, Liabilities, and Operations In thousands As of September 30 2021 December 31 2020 Accounts and rents receivable Billed base rent, recoveries, and other revenue $ 619 $ 2,268 Straight-line rent receivables 3,493 3,882 Total 4,112 6,150 Deferred cost and other assets, net Lease commissions, net 2,970 3,169 Other assets 465 113 Deferred costs, net 1,842 1,878 Total 5,277 5,160 Other liabilities Other liabilities 482 476 Unearned income 1,073 1,528 Security deposits 829 909 Fair value of derivatives 97 526 Total $ 2,481 $ 3,439 Three Months Ended September 30 Nine Months Ended September 30 2021 2020 2021 2020 Revenues * Base rent $ 6,662 $ 7,555 $ 21,511 $ 24,341 * Real estate tax recoveries 1,218 1,681 4,519 5,156 * CAM, insurance, and other recoveries 935 1,122 3,232 3,065 * Ground rent income 1,033 1,140 3,213 3,448 Above/below market rent and lease inducement amortization, net (200) 151 (617) (637) * Short-term and other lease income 203 111 488 405 Termination fee income 71 164 332 375 Straight-line rent adjustment, net 82 659 218 (8) Provision for uncollectible straight-line rent (1) (774) (28) (774) * Provision for uncollectible billed rent and recoveries (226) — (483) (1,180) * Reversal of uncollectible billed rent and recoveries 319 22 426 56 Lease income, net 10,096 11,831 32,811 34,247 * Other property income 88 80 223 202 Total income $ 10,184 $ 11,911 $ 33,034 $ 34,449 Expenses Depreciation and amortization 3,648 3,837 11,205 12,495 * Property operating expenses 1,586 1,984 5,715 5,356 * Real estate taxes 1,722 2,267 6,392 6,875 Asset management fee 292 271 859 827 General and administrative 63 59 200 181 Total operating expenses $ 7,311 $ 8,418 $ 24,371 $ 25,734 * Component of Net Operating Income Joint Venture Supplemental Details of Assets, Liabilities, and Operations In thousands Supplemental Disclosure - Quarter End September 30, 2021 - 10

11 Summary of Outstanding JV Debt In thousands Balance as of September 30, 2021 Ratio Weighted Average Interest Rate Weighted Average Years to Maturity Fixed rate secured debt $ 143,805 86% 2.83% 2.6 Variable rate secured debt 22,897 14% 1.63% 2.1 Issuance costs, net of accumulated amortization (974) n/a n/a n/a Total debt, net $ 165,728 100% 2.66% 2.5 Schedule of Maturities by Year Maturity Year Fixed Rate Secured Debt Variable Rate Secured Debt Total 2021 $ — $ — $ — 2022 — — — 2023 (a) 103,125 22,897 126,022 2024 — — — 2025 22,880 — 22,880 Thereafter 17,800 — 17,800 Issuance costs, net of amortization — — (974) Total $ 143,805 $ 22,897 $ 165,728 (a) The 2023 maturities for JV debt are not inclusive of extension options available to the JV. Debt Maturities Maturity Date Interest Rate Interest Rate Type Balance as of September 30, 2021 Mortgages Payable Stone Ridge Market 01/01/23 3.47% Fixed $ 28,125 The Highlands of Flower Mound 12/01/25 3.88% Fixed 22,880 Price Plaza 08/01/26 4.06% Fixed 17,800 Total 68,805 Pooled Loans Cross collateralized 11/02/23 1.63% Variable (a) 22,897 Cross collateralized, swapped to fixed 11/02/23 1.98% Fixed 45,000 Cross collateralized, swapped to fixed 11/02/23 1.96% Fixed 30,000 Total 97,897 Grand total $ 166,702 (a) Interest rate reflects 1-Month LIBOR plus 1.55% at September 30, 2021. Summary of Outstanding Joint Venture Debt In thousands Supplemental Disclosure - Quarter End September 30, 2021 - 11

12 Markets & Tenant Size Pro Rata, GLA and dollar amounts in thousands, except per square foot amounts Market No. of Properties ABR ABR psf ABR as % of Total GLA GLA as % of Total Austin-Round Rock, TX 6 $ 22,841 $16.03 14.0% 1,529 15.9 % Atlanta Metro Area, GA 10 18,381 18.35 11.3% 1,058 11.0 % Dallas-Fort Worth-Arlington, TX 8 16,673 19.16 10.2% 985 10.2 % Miami-Fort Lauderdale-Miami Beach, FL 3 16,535 20.86 10.1% 859 8.9 % Houston-Sugar Land-Baytown, TX 7 14,207 15.78 8.7% 1,041 10.8 % Raleigh-Cary-Durham, NC 5 12,217 18.92 7.5% 688 7.1 % So. California - Los Angeles, CA 3 10,098 20.26 6.2% 579 6.0 % Tampa-St. Petersburg, FL 3 8,618 12.61 5.3% 755 7.8 % Washington D.C/Richmond Metro Area 3 7,958 23.96 4.9% 360 3.7 % Orlando-Kissimmee, FL 4 7,592 21.79 4.6% 374 3.9 % Denver-Colorado Springs-Greeley, CO 3 7,307 16.60 4.5% 467 4.8 % Charlotte-Gastonia-Concord, NC 2 6,245 19.73 3.8% 328 3.4 % So. California - Inland Empire, CA 2 5,600 22.99 3.4% 246 2.5 % So. California - San Diego, CA 2 5,366 25.01 3.3% 225 2.3 % San Antonio, TX 2 3,640 25.45 2.2% 164 1.7 % Total 63 $ 163,278 $18.44 100% 9,658 100 % State No. of Properties ABR ABR psf ABR as % of Total GLA GLA as % of Total Texas 23 $ 57,361 $17.18 35.0% 3,719 38.5 % Florida 10 32,745 17.95 20.1% 1,988 20.6 % California 7 21,064 22.02 12.9% 1,050 10.9 % North Carolina 7 18,462 19.19 11.3% 1,016 10.5 % Georgia 10 18,381 18.35 11.3% 1,058 11.0 % Maryland/Virginia 3 7,958 23.96 4.9% 360 3.7 % Colorado 3 7,307 16.60 4.5% 467 4.8 % Total 63 $ 163,278 $18.44 100% 9,658 100 % Tenant type GLA Leased Occupancy ABR ABR PSF 20,000 SF+ (a) 5,269 96.8% $ 56,422 $ 11.10 10,000 - 19,999 SF (a) 942 96.3% 16,755 19.18 5,000 - 9,999 SF (b) 747 88.9% 16,400 25.70 1 - 4,999 SF (b) 2,700 87.2% 73,701 32.57 Total 9,658 93.5% $ 163,278 $ 18.44 Anchor Tenants (a) 6,211 96.7% $ 73,177 $ 12.29 Small Shops (b) 3,447 87.6% $ 90,101 $ 31.06 (a) Tenants with square footage greater than or equal to 10,000 square feet are considered Anchor Tenants. (b) Tenants with square footage less than 10,000 square feet are considered Small Shops. Markets and Tenant Size Pro rata, GLA and dollar amounts in thousands, except per square foot amounts Supplemental Disclosure - Quarter End September 30, 2021 - 12

13 Top 25 Tenants by ABR In thousands Parent Name Tenant Name/Count No. of Leases Credit Rating (S&P) ABR Pro Rata Portfolio % of Total ABR GLA Pro Rata Portfolio % of Total Occ.GLA Kroger Kroger 7 / Kroger Gas 1 / Harris Teeter 3 / Ralphs 3 / King Soopers 1 15 BBB $ 8,669 5.3% 808 8.4 % Publix Super Markets, Inc. Publix 13 / Publix Liquor 3 16 N/A 6,464 4.0% 629 6.5 % Albertsons Safeway 2 / Safeway Gas 1 / Tom Thumb 2 / Market Street 2 / Albertsons 1 8 BB 4,946 3.0% 425 4.4 % TJX Companies Marshalls 6 / HomeGoods 3 / TJ Maxx 3 12 A 4,304 2.6% 373 3.9 % Petsmart, Inc. 8 B 2,537 1.6% 166 1.7 % Best Buy 5 BBB+ 2,469 1.5% 163 1.7 % Bed Bath & Beyond Inc. Bed Bath & Beyond 5 / Buy Buy Baby 3 8 B+ 2,421 1.5% 199 2.1 % H.E.B. 3 N/A 2,386 1.5% 263 2.7 % Ross Dress For Less Ross Dress for Less 6 / dd's Discounts 1 7 BBB+ 2,129 1.3% 179 1.9 % Whole Foods Market 4 AA 1,992 1.2% 155 1.6 % Ulta Beauty Inc. 8 N/A 1,973 1.2% 83 0.9 % Apollo Global Management, Inc. Michael's 7 7 B 1,944 1.2% 152 1.6 % Dick's Sporting Goods, Inc. Dick's Sporting Goods 2 / Going, Going, Gone 1 3 N/A 1,846 1.1% 171 1.8 % Trader Joe's 4 N/A 1,703 1.0% 51 0.5 % Office Depot, Inc Office Depot 3 / OfficeMax 2 5 N/A 1,479 0.9% 91 0.9 % DSW, Inc. 4 N/A 1,337 0.8% 73 0.8 % Costco Wholesale 1 A+ 1,250 0.8% 145 1.5 % Sprouts Farmers Market 2 N/A 1,239 0.8% 56 0.6 % Bank of America 8 A- 1,238 0.8% 33 0.3 % Massage Envy 13 N/A 1,230 0.8% 39 0.4 % Wells Fargo 8 BBB+ 1,219 0.7% 30 0.3 % The Gap, Inc. Old Navy 5 5 BB 1,212 0.7% 75 0.8 % Petco Animal Supplies Stores, Inc. 6 B 1,180 0.7% 72 0.7 % Five Below, Inc. 6 N/A 1,061 0.6% 51 0.5 % Kingswood Capital Management Cost Plus World Market 5 5 N/A 1,041 0.6% 83 0.9 % Totals 171 $ 59,269 36.2% 4,565 47.4 % Tenant Merchandise Mix Tenant Category ABR Pro Rata Portfolio % of Total ABR Grocery/Drug Stores $ 32,718 20.0 % Soft Goods 29,758 18.2 % Personal Health and Beauty Services 18,731 11.5 % Quick Service Restaurants 18,528 11.3 % Full Service Restaurants 13,779 8.4 % Medical 12,889 7.9 % Banks 7,316 4.5 % Office/Communications 7,130 4.4 % Other 5,681 3.5 % Pet Supplies 5,575 3.4 % Fitness 4,826 3.0 % Other Essential Retail/Services 3,717 2.3 % Hardware/Auto 1,531 0.9 % Entertainment 1,099 0.7% $ 163,278 100 % Top 25 by Total ABR In thousands Supplemental Disclosure - Quarter End September 30, 2021 - 13

14 Comparable & Non-Comparable Lease Statistics Pro Rata, GLA in thousands No. of Leases Executed GLA ABR PSF Prior ABR PSF % Change over Prior Lease WA Lease Term (Years) Tenant Improvement Allowance ($ PSF) Lease Com- missions ($ PSF) Comparable Leases Total New and Renewal Leases Q3 2021 60 628 $15.86 $15.14 4.8% 4.8 $0.74 $0.27 Q2 2021 54 332 19.24 18.39 4.6% 5.7 3.49 0.67 Q1 2021 58 233 21.43 21.79 (1.7)% 6.1 2.23 1.23 Q4 2020 46 329 15.65 17.09 (8.4)% 4.7 2.15 1.39 Total 218 1,522 $17.40 $17.29 0.6% 5.2 $1.87 $0.74 No. of Leases Executed GLA ABR PSF Prior ABR PSF % Change over Prior Lease WA Lease Term (Years) Tenant Improvement Allowance ($ PSF) Lease Com- missions ($ PSF) New Leases Q3 2021 7 14 $28.07 $32.01 (12.3)% 9.1 $24.35 $11.91 Q2 2021 7 36 18.38 16.46 11.7% 9.9 15.19 6.21 Q1 2021 11 25 27.73 27.95 (0.8)% 8.9 18.81 11.41 Q4 2020 6 40 19.96 27.94 (28.6)% 9.7 16.48 11.47 Total 31 115 $22.13 $24.81 (10.8)% 9.5 $17.52 $9.85 No. of Leases Executed GLA ABR PSF Prior ABR PSF % Change over Prior Lease WA Lease Term (Years) Tenant Improvement Allowance ($ PSF) Lease Com- missions ($ PSF) Renewals Q3 2021 53 614 $15.59 $14.77 5.6% 4.7 $0.22 — Q2 2021 47 296 19.34 18.62 3.9% 5.2 2.06 — Q1 2021 47 208 20.67 21.04 (1.8)% 5.8 0.22 — Q4 2020 40 289 15.06 15.59 (3.4)% 4.0 0.18 — Total 187 1,407 $17.02 $16.68 2.0% 4.8 $0.60 $— No. of Leases Executed GLA ABR PSF WA Lease Term (Years) Tenant Improvement Allowance ($ PSF) Lease Com- missions ($ PSF) Non-Comparable Leases Q3 2021 19 69 $17.92 5.2 $11.76 $3.41 Q2 2021 23 83 25.23 7.4 11.95 7.11 Q1 2021 16 117 15.39 11.8 9.28 2.63 Q4 2020 16 37 27.57 7.5 18.89 7.33 Total 74 306 $20.15 8.6 $11.73 $4.59 Comparable and Non-Comparable Lease Statistics Pro Rata, GLA in thousands Supplemental Disclosure - Quarter End September 30, 2021 - 14

15 Tenant Lease Expirations Pro Rata, GLA and ABR in thousands, except per square foot amounts Anchor Tenants Lease Expiration Year No. of Expiring Leases (a) GLA of Expiring Leases (square feet) Percent of Total GLA of Expiring Leases ABR of Expiring Leases Percent of Total ABR Expiring ABR PSF 2021 — — — % $ — — % $— 2022 14 322 5.4% 4,137 5.4% 12.85 2023 20 622 10.4% 7,005 9.2% 11.26 2024 26 610 10.2% 7,818 10.3% 12.82 2025 22 819 13.7% 9,836 12.9% 12.01 2026 15 348 5.8% 4,195 5.5% 12.05 2027 36 1,253 21.2% 17,705 23.4% 14.13 2028 13 280 4.7% 4,118 5.4% 14.71 2029 9 289 4.9% 3,501 4.6% 12.11 2030 8 215 3.6% 3,124 4.1% 14.53 Thereafter 31 1,199 20.1% 14,567 19.2% 12.15 Other (b) — — — % — — % — Sub total 194 5,957 100% $ 76,006 100% $12.76 Vacant space 254 Total 6,211 Small Shops 2021 27 54 1.8% $ 1,392 1.4% $25.78 2022 164 320 10.8% 9,487 9.6% 29.65 2023 178 376 12.8% 11,564 11.7% 30.76 2024 160 390 13.2% 12,259 12.4% 31.43 2025 157 348 11.8% 11,175 11.3% 32.11 2026 162 378 12.8% 12,760 12.9% 33.76 2027 110 301 10.2% 11,166 11.5% 37.10 2028 69 161 5.5% 5,956 6.0% 36.99 2029 81 223 7.6% 7,523 7.6% 33.74 2030 63 153 5.2% 5,955 6.0% 38.92 Thereafter 70 220 7.5% 8,769 8.9% 39.86 Other (b) 11 25 0.8% 699 0.7% 27.96 Totals 1,252 2,949 100% $ 98,705 100% $33.47 Vacant space 498 Total 3,447 Total Pro Rata 2021 27 54 0.6% $ 1,392 0.8% $25.78 2022 178 642 7.2% 13,624 7.8% 21.22 2023 198 998 11.2% 18,569 10.6% 18.61 2024 186 1,000 11.2% 20,077 11.5% 20.08 2025 179 1,167 13.1% 21,011 12.0% 18.00 2026 177 726 8.2% 16,955 9.7% 23.35 2027 146 1,554 17.5% 28,871 16.5% 18.58 2028 82 441 5.0% 10,074 5.8% 22.84 2029 90 512 5.7% 11,024 6.3% 21.53 2030 71 368 4.1% 9,079 5.2% 24.67 Thereafter 101 1,419 15.9% 23,336 13.4% 16.45 Other (b) 11 25 0.3% 699 0.4% 27.96 Totals 1,446 8,906 100% $ 174,711 100% $19.62 Vacant space 752 Total 9,658 (a) No. of expiring leases includes JV properties at 100%. (b) Other lease expirations include the GLA, ABR and ABR PSF of month-to-month leases. Tenant Lease Expirations Pro Rata, GLA and ABR in thousands, except per square foot amounts Supplemental Disclosure - Quarter End September 30, 2021 - 15

16 Acquisitions and Dispositions Dollars and GLA in thousands Acquisitions Ownership Date Property Name Market Acquisition Price GLA Percent Leased Anchor Tenants (a) 100% 7/12/21 Prestonwood Town Center (b) Dallas-Fort Worth-Arlington, TX $ 52,800 233 83.5 % Walmart*, Barnes & Noble, DSW, Michaels, Office Depot, Petco, Ulta 100% 9/02/21 Rio Pinar Plaza - Outparcel (c) Orlando-Kissimmee, FL 1,910 7 100 % Firestone $ 54,710 240 (a) Grocers listed first and bolded, remaining anchor tenants are shown alphabetically. Shadow anchors are noted with an asterisk. (b) This retail property was acquired from the JV. (c) The assets, liabilities and operations of the outparcel acquired were combined for presentation purposes with Rio Pinar Plaza. Dispositions Ownership Date Property Name Market Disposition Price GLA Percent Leased Anchor Tenants (a) 100% 2/28/21 Sonterra Village (b) San Antonio, TX $ 616 N/A N/A N/A 100% 3/14/21 Eldridge Town Center (b) Houston-Sugar Land-Baytown, TX 133 N/A N/A N/A 100% 3/31/21 Windward Commons (b) Atlanta Metro Area 150 N/A N/A N/A 100% 6/30/21 Eldridge Town Center (b) Houston-Sugar Land-Baytown, TX 418 N/A N/A N/A 55% 7/12/21 Prestonwood Town Center Dallas-Fort Worth-Arlington, TX 52,800 233 83.5 % Walmart*, Barnes & Noble, DSW, Michaels, Office Depot, Petco, Ulta 100% 7/20/21 Kroger Tomball Houston-Sugar Land-Baytown, TX 13,655 74 100 % Kroger 55% 9/3/21 Westover Marketplace San Antonio, TX 28,775 243 64.0 % Target*, Office Depot, Petsmart, Ross Dress for Less (a) Grocers listed first and bolded, remaining anchor tenants are shown alphabetically. Shadow anchors are noted with an asterisk. (b) These dispositions were related to completions of partial condemnations at three retail properties. Acquisitions and Dispositions Dollars and GLA in thousands Supplemental Disclosure - Quarter End September 30, 2021 - 16

Development Pipeline

In thousands

Active Redevelopments

Ownership	Property Name	Market	Project Description	Estimated Completion Quarter[a]	Projected Incremental Costs	Costs to Date	Estimated Incremental Yield on Cost
100%	Suncrest Village	Orlando-Kissimmee, FL	Redevelopment of center includes demolition and expansion of the Publix grocery store, upgrading the facade, signage enhancement and common area improvements.	2Q - 2022	$7,500	$2,000	
100%	Eldridge Town Center	Houston-Sugar Land-Baytown, TX	Demolition and reconstruction of a fuel facility, a former bank building, and ground up construction of a new fuel facility and a freestanding building with drive-through.	3Q - 2022	$2,600	$500	
55%	Cyfair Town Center	Houston-Sugar Land-Baytown, TX	Renovation and re-merchandising of center to include façade and common area enhancements, upgraded signage and rebranding.	3Q - 2022	$3,800	$300	
	Totals				**$13,900**	**$2,800**	**7-10%**

(a) The timing of estimated completion of our projects and the may be impacted by factors outside of our control, including government restrictions and/or social distancing requirements of construction projects due to the COVID-19 pandemic.

Recently Completed Redevelopments

Ownership	Property Name	Market	Project Description	Completion Quarter	Incremental Costs	Costs to Date
100%	Custer Creek	Dallas-Fort Worth-Arlington, TX	Modernization of center to include façade and common area enhancements.	3Q - 2021	$1,300	$1,300

Potential Developments

Ownership	Property Name	Market	Project Description
100%	Cary Park Town Center	Raleigh-Cary-Durham, NC	Ground up development of a fuel pad for Harris Teeter.
100%	Eldridge Town Center	Houston-Sugar Land-Baytown, TX	Demolition of a former auto repair facility and construction of a freestanding building for a single entity user.
100%	Gateway Market Center	Tampa-St. Petersburg, FL	Extensive repositioning and reconfiguration of the shopping center to right size anchor space, add freestanding buildings and improve vehicular access.
100%	Garden Village	So. California-Los Angeles, CA	Demolition of outparcel buildings and reconstruction for freestanding buildings with drive-throughs.
100%	Kyle Marketplace	Austin-Round Rock, TX	Densification of the site including additional outparcel developments.
100%	Southern Palm Crossing	Miami-Fort Lauderdale-Miami Beach, FL	Redevelopment of a former bank building for Starbucks with a drive-through.
100%	Antoine Town Center	Houston-Sugar Land-Baytown, TX	Densification of the site including additional outparcel developments.
100%	Sarasota Pavilion	Tampa-St. Petersburg, FL	Redevelopment of a former bank building for a multi-tenant building with a drive-through.
100%	The Center on Hugh Howell	Altanta Metro	Re-merchandise an anchor store with multiple retailers.
100%	Westpark Shopping Center	Washington D.C./ Richmond Metro Area	Densification of the site with a ground up development of a freestanding multi-tenant building.
100%	River Oaks Shopping Center	So. California-Los Angeles, CA	Redevelopment of an outparcel and common area improvements.
100%	Buckhead Crossing	Atlanta Metro	Remerchandising of the shopping center including façade and common area enhancements, anchor space repositioning and addition of a freestanding building.
100%	Sycamore Commons	Charlotte-Gastonia-Concord, NC	Repositioning and reconfiguration of the shopping center including façade and common area improvements and added freestanding buildings.

InvenTrust Properties
17

Property Summary

GLA in thousands

No.	Name	Ownership	Market	State	Center Type (a)	GLA (b)	Leased Occupancy	ABR PSF	Grocery Anchor (c)	Major Anchors (d)
1	Antoine Town Center	100%	Houston-Sugar Land-Baytown	TX	N	110	96.3%	$13.88	Yes	**Kroger**
2	Bay Colony	55%	Houston-Sugar Land-Baytown	TX	C	416	85.4%	$16.02	Yes	**HEB**, Kohl's, Petco, Social Security Administration, The University of Texas Medical Branch, Walgreens
3	Bear Creek Village Center	100%	So. California - Inland Empire	CA	N	80	98.1%	$24.92	Yes	**Stater Brothers**
4	Bent Tree Plaza	100%	Raleigh-Cary-Durham	NC	N	80	98.7%	$13.23	Yes	**Food Lion**
5	Blackhawk Town Center	55%	Houston-Sugar Land-Baytown	TX	N	127	99.1%	$13.92	Yes	**HEB**, Walgreens
6	Buckhead Crossing	100%	Atlanta Metro Area	GA	P	222	97.9%	$20.45	No	HomeGoods, Marshalls, Michaels, Office Depot, Ross Dress for Less, The Tile Shop
7	Campus Marketplace	100%	So. California - San Diego	CA	N	144	94.5%	$29.78	Yes	**Ralphs**, CVS, Discovery Isle Child Development Center
8	Cary Park Town Center	100%	Raleigh-Cary-Durham	NC	N	93	98.2%	$16.29	Yes	**Harris Teeter**, CVS
9	Centerplace of Greeley	100%	Denver - Colorado Springs - Greeley	CO	C	152	100%	$17.55	Yes	**Safeway, Target***, Famous Footwear, Ross Dress for Less
10	Cheyenne Meadows	100%	Denver - Colorado Springs - Greeley	CO	N	90	96.1%	$11.67	Yes	**King Soopers**
11	Commons at University Place	100%	Raleigh-Cary-Durham	NC	N	92	98.6%	$16.10	Yes	**Harris Teeter**, CVS
12	Coweta Crossing	100%	Atlanta Metro Area	GA	N	68	100%	$10.78	Yes	**Publix**
13	Custer Creek Village	100%	Dallas-Fort Worth-Arlington	TX	N	94	92.8%	$14.56	Yes	**Tom Thumb**
14	Cyfair Town Center	55%	Houston-Sugar Land-Baytown	TX	C	434	83.6%	$14.94	Yes	**Kroger**, Cinemark USA, J.C. Penney
15	Eldorado Marketplace	100%	Dallas-Fort Worth-Arlington	TX	C	189	92.5%	$23.11	Yes	**Market Street**, PetSmart, Phenix Salon Suites
16	Eldridge Town Center & Windermere Village	100%	Houston-Sugar Land-Baytown	TX	C	177	84.8%	$17.35	Yes	**Kroger**, Petco, Kohl's*
17	Garden Village	100%	So. California - Los Angeles	CA	N	117	94.9%	$17.61	Yes	**Albertson's**, Rite Aid
18	Gateway Market Center	100%	Tampa-St. Petersburg	FL	P	231	100%	$10.64	Yes	**Publix, Target***, Beall's, HomeGoods, Party City, PetSmart, TJ Maxx, Tuesday Morning
19	Kennesaw Marketplace	100%	Atlanta Metro Area	GA	C	130	100%	$32.95	Yes	**Whole Foods Market**, Academy Sports + Outdoors*, Guitar Center*, Hobby Lobby*, Petco*
20	Kyle Marketplace	100%	Austin-Round Rock	TX	C	226	100%	$16.47	Yes	**HEB**
21	Lakeside & Lakeside Crossing	100%	Orlando-Kissimmee	FL	N	76	96.1%	$45.70	Yes	**Trader Joe's**
22	Market at Westlake	100%	Austin-Round Rock	TX	N	30	100%	$21.18	No	Walgreens
23	Northcross Commons	100%	Charlotte-Gastonia-Concord	NC	N	63	100%	$24.91	Yes	**Whole Foods Market**
24	Old Grove Marketplace	100%	So. California-San Diego	CA	N	81	96.3%	$16.70	Yes	**Ralphs**, Lowe's*
25	Pavilion At LaQuinta	100%	So. California-Inland Empire	CA	P	166	99.3%	$22.07	Yes	**Sprouts Farmers Market**, Bed Bath & Beyond, Best Buy, DSW, OfficeMax
26	Peachland Promenade	100%	Tampa-St. Petersburg	FL	N	177	91.8%	$13.92	Yes	**Publix**, Goodwill, Planet Fitness
27	PGA Plaza Palm Beach Gardens	100%	Miami-Ft Lauderdale-West Palm	FL	C	120	95.4%	$31.16	Yes	**Trader Joe's**, Marshalls, Ulta
28	Plantation Grove	100%	Orlando-Kissimmee	FL	N	74	97.1%	$13.80	Yes	**Publix**
29	Plaza Midtown	100%	Atlanta Metro Area	GA	N	70	93.7%	$25.31	Yes	**Publix**
30	Prestonwood Town Center	100%	Dallas-Fort Worth-Arlington	TX	P	233	83.5%	$21.75	Yes	**Walmart***, Barnes & Noble, DSW, Michaels, Office Depot, Petco, Ulta
31	Price Plaza	55%	Houston-Sugar Land-Baytown	TX	P	206	95.0%	$15.80	Yes	**Sam's Club*, Walmart***, Best Buy, dd's Discounts, Home Depot*, Jo-Ann Fabrics, K & G Superstore, Ross Dress for Less, Shoe Carnival
32	Renaissance Center	100%	Raleigh-Cary-Durham	NC	P	363	91.1%	$22.07	No	Ashley HomeStore, Best Buy, Cost Plus, Nordstrom Rack, Old Navy, REI, Ulta, UNC Health Care
33	Rio Pinar Plaza	100%	Orlando-Kissimmee	FL	N	131	95.5%	$18.04	Yes	**Publix**, Planet Fitness
34	River Oaks	100%	So. California - Los Angeles	CA	C	275	92.9%	$18.72	Yes	**Sprouts Farmers Market, Target**, Buy Buy Baby, Ulta
35	Riverview Village	100%	Dallas-Fort Worth-Arlington	TX	N	89	96.9%	$12.57	Yes	**Tom Thumb**, Petco
36	Riverwalk Market	100%	Dallas-Fort Worth-Arlington	TX	N	90	96.8%	$20.44	Yes	**Market Street**
37	Rose Creek	100%	Atlanta Metro Area	GA	N	70	94.8%	$10.50	Yes	**Publix**

InvenTrust Properties

18

Property Summary

GLA in thousands

No.	Name	Ownership	Market	State	Center Type (a)	GLA (b)	Leased Occupancy	ABR PSF	Grocery Anchor (c)	Major Anchors (d)
38	Sandy Plains Centre	100%	Atlanta Metro Area	GA	C	131	94.7%	$22.25	Yes	**Kroger**, Pet Supplies Plus, Walgreens*
39	Sarasota Pavilion	100%	Tampa-St. Petersburg	FL	P	347	85.9%	$13.44	Yes	**Publix**, Bank of America, Beall's, Bed Bath & Beyond, Marshalls, Michaels, PetSmart, Ross Dress for Less, SunTrust Bank
40	Scofield Crossing	100%	Austin-Round Rock	TX	N	95	98.7%	$17.14	Yes	**Hana World Market**, Goodwill
41	Shops at Fairview Town Center	100%	Dallas-Fort Worth-Arlington	TX	N	67	86.5%	$23.03	Yes	**Whole Foods Market**
42	Shops at Galleria	100%	Austin-Round Rock	TX	P	537	95.7%	$13.75	No	Best Buy, Cost Plus, Home Consignment Center, HomeGoods, Lowe's, Marshalls, Michaels, OfficeMax, Old Navy, PetSmart, Spec's Wine Spirits & Finer Foods
43	Sonterra Village	100%	San Antonio	TX	N	42	100%	$32.99	Yes	**Trader Joe's**
44	South Frisco Village	55%	Dallas-Fort Worth-Arlington	TX	P	227	91.6%	$14.19	No	Bed Bath & Beyond, Buy Buy Baby, Jo-Ann Fabrics, Office Depot, Painted Tree Marketplace
45	Southern Palm Crossing	100%	Miami-Ft Lauderdale-West Palm	FL	P	346	94.2%	$15.48	Yes	**Costco Wholesale**, Going Going Gone, Marshalls
46	Stables Town Center	55%	Houston-Sugar Land-Baytown	TX	N	191	86.5%	$18.09	Yes	**Kroger**, Walgreens
47	Stevenson Ranch	100%	So. California - Los Angeles	CA	C	187	78.1%	$24.86	Yes	**Ralphs**, L.A. Fitness, PetSmart
48	Stone Ridge Market	55%	San Antonio	TX	C	218	89.1%	$22.82	Yes	**HEB Plus***, Burlington, PetSmart
49	Suncrest Village	100%	Orlando-Kissimmee	FL	N	93	96.7%	$13.94	Yes	**Publix**, Orange County Tax Collector
50	Sycamore Commons	100%	Charlotte-Gastonia-Concord	NC	P	265	100%	$18.58	Yes	**Costco Wholesale***, Bed Bath & Beyond, Best Buy, Cost Plus World Market, Dick's Sporting Goods, Lowe's*, Michaels, Old Navy, Ulta
51	The Center on Hugh Howell	100%	Atlanta Metro Area	GA	N	83	98.0%	$11.80	Yes	**Publix**
52	The Highlands of Flower Mound	55%	Dallas-Fort Worth-Arlington	TX	P	175	90.8%	$19.42	Yes	**Target***, Bed Bath & Beyond, Cost Plus World Market, Party City, Skechers
53	The Parke	100%	Austin-Round Rock	TX	P	406	98.6%	$15.65	Yes	**Whole Foods Market**, Buy Buy Baby, Cost Plus World Market, Dick's Sporting Goods, DSW, La-Z-Boy, Marshalls, Michaels, Nordstrom, Old Navy, Petco, Tuesday Morning, Ulta
54	The Pointe at Creedmoor	100%	Raleigh-Cary-Durham	NC	N	60	100%	$16.75	Yes	**Harris Teeter**
55	The Shops at Town Center	100%	Washington D.C / Richmond Metro Area	MD	N	125	97.3%	$29.53	Yes	**Safeway**
56	The Shops at Walnut Creek	100%	Denver - Colorado Springs - Greeley	CO	P	225	91.2%	$17.99	Yes	**Target***, Dollar Tree, Michaels, Old Navy, PetSmart, TJ Maxx
57	Thomas Crossroads	100%	Atlanta Metro Area	GA	N	105	94.4%	$9.10	Yes	**Kroger**
58	Travilah Square Shopping Center	100%	Washington D.C / Richmond Metro Area	MD	N	58	71.5%	$48.53	Yes	**Trader Joe's**
59	Trowbridge Crossing	100%	Atlanta Metro Area	GA	N	63	97.1%	$11.79	Yes	**Publix**
60	University Oaks	100%	Austin-Round Rock	TX	P	236	81.5%	$20.76	No	DSW, Ikea*, JC Penney*, Jo-Ann Fabrics, PetSmart, Ross Dress for Less, Spec's Wine Spirits & Finer Foods
61	Westfork & Paraiso	100%	Miami-Ft Lauderdale-West Palm	FL	N	393	91.8%	$22.52	Yes	**Costco Wholesale*, Publix**, Baptist Outpatient Services, Dollar Tree, Pembroke Pink Imaging, Petco, Regal Cinemas, Ross Dress for Less, TJ Maxx, Ulta
62	Westpark	100%	Washington D.C / Richmond Metro Area	VA	C	177	98.3%	$13.99	Yes	**Publix**, Christmas Tree Shops, Planet Fitness, The Tile Shop
63	Windward Commons	100%	Atlanta Metro Area	GA	N	117	99.9%	$14.87	Yes	**Kroger**
	Totals with JV at 100%					**10,555**	**93.0%**	**$18.30**		
	Totals, Pro Rata					**9,658**	**93.5%**	**$18.44**		

(a) *N = Neighborhood center, P = Power Center, C = Community Center*

(b) *The GLA of properties owned by our unconsolidated joint venture are included at 100%.*

(c) *Grocers may be leased or shadow-anchors and includes traditional, specialty grocers, and large format retailers (i.e. Walmart, Target, and Costco).*

(d) *Grocers listed first and bolded, remaining anchor tenants are shown alphabetically. Shadow anchors are noted with an asterisk.*

InvenTrust Properties

19

20 NOI Excluding Termination Fee Income and Expense, and GAAP Rent Adjustments, Current Quarter Page No. NOI, excluding ground rent $ 32,502 Ground rent income 3,315 5 NOI 35,817 5 JV NOI at share, excluding ground rent (a) $ 3,499 10 JV Ground rent income at share 568 10 JV NOI at share 4,067 Annualized NOI, excluding ground rent income 130,008 Annualized JV NOI at share, excluding ground rent income 13,996 Annualized ground rent income 15,532 Projected remaining development cash NOI Net Consolidated Project Costs 7,600 17 Net JV Project Costs at share 1,925 17 Estimated Range for Incremental Yield 7-10% 17 Fee Income Third Party Management Fees & Commissions 863 5 Other Assets Cash and Cash Equivalents 138,341 2 Tenant and Other Receivables 29,013 4 Undeveloped Land — Land Held for Development — Total JV Other Assets, at share (b) 26,738 9, 10 Liabilities Debt 506,288 2 Issuance Costs, net of Accumulated Amortization (4,137) 8 Accounts Payable and Accrued Expenses 41,638 2 Other Liabilities 31,368 2 Projected Remaining Development 7,600 17 Total JV Liabilities, at share (c) 97,560 9, 11, 17 Common Shares Outstanding 71,261,403 1 (a) Includes elimination of our share of the management fee expense of $471 for the three months ended September 30, 2021. (b) Total JV other assets, at share, includes the JV's share of cash and cash equivalents and tenant and other receivables. (c) Total JV liabilities, at share, includes the JV's share of mortgage debt, issuance costs, net of accumulated amortization, accounts payable and accrued expenses, other liabilities, and projected remaining development. Components of Net Asset Value as of September 30, 2021 In thousands, except share information Supplemental Disclosure - Quarter End September 30, 2021 - 20 Components of Net Asset Value as of September 30, 2021 In thousands, except share information

21 Terms Definitions ABR Per Square Foot (ABR PSF) ABR PSF is the ABR divided by the occupied square footage for that period. Adjusted EBITDA Our non-GAAP measure of Adjusted EBITDA excludes gains (or losses) resulting from debt extinguishments, transaction expenses, straight-line rent adjustments, amortization of above and belowmarket leases and lease inducements, and other unique revenue and expense items which are not pertinent to measuring our on-going operating performance. Adjustments for our joint ventures are calculated to reflect our proportionate share of the joint venture's Adjusted EBITDA on the same basis. Annualized Base Rent (ABR) Annualized Base Rent (ABR) is the base rent for the period multiplied by twelve months. Base rent is inclusive of ground rent and any abatement concessions, but excludes Specialty Lease income. Anchor Tenant Tenants with square footage greater than or equal to 10,000 square feet are considered Anchor Tenants. Community Center Community Centers are generally open air and designed for tenants that offer a larger array of apparel and other soft goods. Typically, community centers contain anchor stores and other national retail tenants. Comparable Lease A comparable lease meets all of the following criteria: terms greater than or equal to one year, unit was vacant less than one year prior to executed lease, square footage of unit remains unchanged or within 10% of prior unit square footage, and has a rent structure consistent with the previous tenant. Earnings Before Interest, Taxes, Depreciation, and Amortization Our non-GAAP measure of Earnings Before Interest, Taxes, Depreciation, and Amortization (EBITDA) is net income (or loss) in accordance with GAAP, plus federal and state tax expense, interest expense, and depreciation and amortization. Adjustments for our joint ventures are calculated to reflect our proportionate share of the joint venture's EBITDA on the same basis. Economic Occupancy Upon Rent Commencement Date, the percentage of occupied GLA divided by total GLA. For purposes of calculating occupancy, Specialty Lease GLA is deemed vacant. Gross Leasable Area (GLA) Measure of the total amount of leasable space at a property in square feet. Leased Occupancy Economic Occupancy plus the percentage of signed and not yet commenced GLA divided by total GLA. NAREIT Funds From Operations (FFO) and Core FFO Our non-GAAP measure of Funds from Operations ("FFO"), based on the National Association of Real Estate Investment Trusts ("NAREIT") definition, is net income (or loss) in accordance with GAAP, excluding gains (or losses) resulting from dispositions of properties, plus depreciation and amortization and impairment charges on depreciable real property. Adjustments for our joint ventures are calculated to reflect our proportionate share of the joint venture's FFO on the same basis. Core Funds From Operations is an additional supplemental non-GAAP financial measure of our operating performance. In particular, Core FFO provides an additional measure to compare the operating performance of different REITs without having to account for certain remaining amortization assumptions within FFO and other unique revenue and expense items which are not pertinent to measuring a particular company’s on-going operating performance. Neighborhood Center Neighborhood Centers are convenience oriented with tenants such as a grocery store anchor, a drugstore, and other small retailers. Net Debt-to-Adjusted EBITDA Net Debt-to-Adjusted EBITDA is Pro Rata net debt divided by Adjusted EBITDA on a trailing twelve month basis. Net Operating Income (NOI) NOI excludes general and administrative expenses, depreciation and amortization, provision for asset impairment, other income and expense, net, gains (losses) from sales of properties, gains (losses) on extinguishment of debt, interest expense, net, equity in (losses) earnings and (impairment), net, from unconsolidated entities, lease termination income and expense, and GAAP rent adjustments (such as straight-line rent, above/below market lease amortization and amortization of lease incentives). Glossary of Terms

22 Glossary of Terms New Lease New Leases are classified as leases where a new tenant will be occupying a unit or an existing tenant is relocating from one unit to another (unless the tenant is moving from a temporary space back to the original unit). Non-Same Property Properties classified as non-same properties have not been owned for the entirety of the periods presented. Power Center Power Centers consist of category-dominant anchors, such as discount department stores, off-price stores, or wholesale clubs, with only a few small shop tenants. Prior Contractual Rent Base rent charged for a particular unit, prior to the current term’s first year rent. If the prior lease terminated prior to the contractual expiration date, the prior contractual rent amount is the rent charged in the final month of occupancy. Pro Rata Where appropriate, the Company has included the results from its ownership share of its joint venture properties when combined with the Company's wholly-owned properties, defined as "Pro Rata," with the exception of property count. Pro Rata Net Debt Pro rata net debt is total outstanding debt, net, less cash and cash equivalents, including our share of the JV. Renewal Lease Terms have been extended on an existing lease in the same unit. This may happen via an amendment, extension agreement or exercised option. Same-Property Information provided on a same-property basis includes the results of properties that were owned and operated for the entirety of both periods presented. Small Shop Tenant Tenants with square footage less than 10,000 square feet are considered Small Shops. Specialty Lease Specialty leasing represents leases of less than one year in duration for inline space and includes any term length for a common area space, and is excluded from the ABR and leased square footage figures when computing the ABR per square foot. Wholly-owned Wholly-owned properties are those properties owned outright by the Company and does not include properties owned through an investment in a joint venture.

Supplemental Disclosure Quarter End September 30, 2021 23 Essential Retail. Smart Locations. ® 3025 Highland Parkway, Suite 350 • Downers Grove, IL 60515 • 630.570.0700 • www.InvenTrustProperties.com